UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2020

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01Changes in Registrant’s Certifying Accountant.

(a)Dismissal of Independent registered accounting firm.

On October 16, 2020, the Audit Committee of the board of directors (the “Board”) of Rare Element Resources Ltd. (the “Company”) approved, and the Board ratified, the dismissal of Plante & Moran, PLLC (“Plante Moran”) as the independent registered public accounting firm of the Company.

The audit reports of Plante Moran on the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Plante Moran on the Company’s financial statements for the fiscal year ended December 31, 2018 contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern. The circumstances surrounding this disclosure were subsequently alleviated as described in the annual report on Form 10-K of the Company for the fiscal year ended December 31, 2019.

During the two most recent fiscal years ended December 31, 2019 and 2018 and through the subsequent interim period preceding Plante Moran’s dismissal, there were no disagreements between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Plante Moran, would have caused it to make reference thereto in its reports on the Company’s financial statements for such fiscal years.

During the two most recent fiscal years ended December 31, 2019 and 2018 and through the subsequent interim period preceding Plante Moran’s resignation, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Plante Moran with a copy of this disclosures as set forth under this Item 4.01 and requested that Plante Moran furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Plante Moran agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the response letter from Plante Moran is attached hereto as Exhibit 16.1.

(b)Engagement of new independent registered accounting firm.

Additionally, on October 16, 2020, the Audit Committee approved, and the Board ratified, the engagement of BDO USA, LLP (“BDO”) as the new independent registered public accounting firm of the Company.

During the two most recent fiscal years ended December 31, 2019 and 2018 and through the subsequent interim period preceding BDO’s engagement, the Company did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements by BDO, in either case where written or oral advise provided by BDO would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any other matter that was the subject of a disagreement between the

Company and its former auditor or was a reportable event (as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
16.1	Letter from Plante & Moran, PLLC, dated as of October 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 21, 2020

RARE ELEMENT RESOURCES LTD.

By:/s/ Randall J. Scott

Name:Randall J. Scott

Title: President and Chief Executive Officer